SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 23, 2012

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2012, Thomas C. Staples the Chief Financial Officer of Winthrop Realty Trust (the “Trust”) notified the Trust that he would be resigning as Chief Financial Officer effective June 15, 2012.  On May 24, 2012, the Trust’s Board of Trustees elected John Garilli as Chief Financial Officer of the Trust effective upon Mr. Staples resignation.

Mr. Garilli, age 47, has served as the Trust’s Chief Accounting Officer since 2006.  Mr. Garilli has been with Winthrop Realty Partners L.P., an affiliate of the Trust’s external advisor, since 1995 serving in various capacities in its accounting department.  Mr. Garilli holds an MBA from Babson College.

Item 8.01.  Other Events

On May 23, 2012, the Trust issued a press release announcing the acquisition of a matured first mortgage loan secured by a 326,000 square foot commercial building located at 500 East Broward Boulevard, Ft. Lauderdale, Florida containing approximately 47,000 square feet of retail and 279,000 square feet of office space that is currently 74.4% leased.  The loan, which is currently in maturity default, has an outstanding balance, inclusive of interest, default interest and late charges, of approximately $44.9 million and was acquired for approximately $42.8 million.

On May 29, 2012, the Trust issued a press release announcing the transfer of its 66.67% interest in the Concord Real Estate CDO 2006-1, Ltd. (the “CDO”) to its taxable REIT subsidiary.  This restructuring eliminates the only source of excess inclusion income to the Trust, which is generally required to be treated as "unrelated business taxable income", or UBTI, by tax-exempt organizations.  The Trust has no future intent to purchase UBTI producing assets or, if it does, it will acquire them in a structure that will insure that any dividend payment is void of UBTI.  This restructure will enable the Trust’s common shares to continue to be eligible for inclusion in the Russell 2000 Index which had indicated that it would render ineligible any security that generates or has historically generated UBTI.

The information furnished pursuant to this “Item 8.01 - Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Trust under the Exchange Act or Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated May 23, 2012
99.2	Press Release dated May 25, 2012
99.3	Press Release dated May 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of May, 2012.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chairman and Chief Executive Officer